Exhibit 10.3

EXECUTION COPY

NON-COMPETITION AGREEMENT

This Non-Competition Agreement dated as of March 22, 2010 (this “Agreement”), is by and between Perrigo Company, a Michigan corporation (“Perrigo”), PBM Holdings, Inc., a Delaware corporation (“Holdings”) and PBM Nutritionals, LLC, a Delaware limited liability company (“Nutritionals”, and together with Holdings, “PBM”).

WHEREAS, concurrently with the execution and delivery of this Agreement Perrigo and PBM are entering into that certain Merger Agreement (as may be amended from time to time, the “Merger Agreement”) with Pine Holdings Merger Sub, Inc., a direct wholly-owned subsidiary of Parent, Pine Nutritionals Merger Sub, a direct wholly-owned subsidiary of Parent, and PBM Stakeholders, LLC, a Delaware limited liability company, as the Stakeholders’ Representative, which provides for, among other things, subject to the terms and conditions therein, the merger of Holdings Merger Sub with and into Holdings and the merger of Nutritionals Merger Sub with and into Nutritionals (the “Mergers”) (terms used and not defined herein shall have the meanings assigned to such terms in the Merger Agreement, even if such agreement is later terminated);

WHEREAS, Perrigo has been granted and it is contemplated that, in connection with the entry into the Merger Agreement, will continue to be granted access to nonpublic, proprietary information of PBM and its Affiliates, including, but not limited to, trade secrets, regulatory and other processes and strategies relating to the Covered Business (as defined in Section 1 below), and other valuable confidential business information of PBM and their subsidiaries with respect to the Covered Business (such trade secrets, processes and strategies and other confidential business information, collectively, the “Information”);

WHEREAS, Perrigo acknowledges and agrees that PBM would be irreparably harmed, impaired and damaged if, following Perrigo’s access to the Information, Perrigo and its Affiliates were to compete, directly or indirectly, with PBM in the Covered Business anywhere in the world, because such access would put Perrigo and its Affiliates in a unique position to divert business from PBM and damage PBM and the Covered Business; and

WHEREAS, without Perrigo’s entry into, and agreement to be bound by, this Agreement, PBM would be unwilling to enter into the Merger Agreement, and as a material inducement to PBM to enter into the Merger Agreement, Perrigo agreed to enter into this Agreement (whether or not the transactions contemplated by the Merger Agreement are consummated).

NOW THEREFORE, in consideration of the premises and covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.

(a) “Affiliate” means, with regard to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other Person, whether through the ownership of voting securities, by Contract or otherwise.

(b) “Covered Business” means (i) the business of developing, marketing, selling, distributing and/or manufacturing (A) infant and toddler nutritional products, including formulas and foods and (B) Glucoburst gel, drink and tablet products or their store-brand equivalents, in the case of clauses (i)(A) and (B), as conducted on the date hereof or on the date of the termination of the Merger Agreement (other than if properly terminated by Perrigo under Section 7.1(d) and 7.1(e) of the Merger Agreement) and (ii) any other products that, on the date hereof or on the date of the termination of the Merger Agreement (other than if properly terminated by Perrigo under Section 7.1(d) and 7.1(e) of the Merger Agreement), PBM or one of their controlled Affiliates is actively developing and planning to market; provided, however, that notwithstanding anything to the contrary in the foregoing clauses (i) and (ii), Covered Business shall not include pediatric electrolyte drinks or baby-bottle liners.

Section 2. Term. The term of this Agreement (the “Term”) means the period commencing on the date hereof through the earlier of (i) the Closing, (ii) the proper termination of the Merger Agreement pursuant to Section 7.1(d) or 7.1(e) thereof, and (iii) the second (2nd) anniversary of the termination of the Merger Agreement other than for proper termination by Perrigo of the Merger Agreement pursuant to Section 7.1(d) or 7.1(e) thereof (it being understood that (a) if Perrigo has purported to terminate the Merger Agreement pursuant to Section 7.1(d) or 7.1(e) thereof, and such termination is being contested by PBM in a court, arbitral or other similar proceeding or (b) PBM has terminated the Merger Agreement and the basis thereof is being contested by Perrigo in a court, arbitral or other similar proceeding, the prohibitions and restrictions in Section 3 of this Agreement shall remain unaffected and continue in full force and effect during such period until the earlier of (x) the date determined in clause (iii) above or (y) a final, non-appealable judgment that the Merger Agreement was properly terminated by Perrigo pursuant to Section 7.1(d) or 7.1(e)).

Section 3. Non-Competition; Non-Solicitation; Non-Disparagement.

(a) During the Term, neither Perrigo nor any of its Affiliates shall (and Perrigo shall cause its Affiliates not to), in each case, directly or indirectly, alone or with one or more other Persons own, manage, control, operate, prepare to operate or otherwise invest, participate, prepare to participate, engage or prepare to engage in, the Covered Business, including by conducting, engaging in, or assisting with pre-commercialization activities or processes (e.g., formulation development, benchtop trials, pilot trials, scale-up trials, safety studies, pre-clinical or clinical trials, development of stability data and regulatory filings) with respect to, any products that compete (or that would compete) with any product of the Covered Business; provided, however, that notwithstanding anything to the contrary herein, (i) passive beneficial ownership of less than 5% in the aggregate of the stock of any corporation listed on a national securities exchange shall not be deemed to be a violation of this Section 3 and (ii) this Section 3 shall not apply to any Person that acquires Perrigo so long as such acquisition constitutes a change in control of Perrigo and the stockholders of Perrigo immediately prior to the consummation of such acquisition do not, immediately after such acquisition, hold 50% or more of the outstanding capital stock of Perrigo, the ultimate parent entity following such acquisition or any other corporation or other entity resulting from or surviving such transaction.

(b) Without limiting the generality of the provisions or obligations of this Section 3 (other than clause (a) above), Perrigo shall be deemed to be engaged in the Covered Business if it (whether alone or with one or more other Persons) is an owner, partner, investor (whether in debt or equity or through a profits interest), independent contractor, director or joint venturer, or a consultant to, any Person who or which is, directly or indirectly, engaged in the Covered Business.

(c) Notwithstanding anything to the contrary contained in this Section 3, Perrigo may acquire, whether by merger, consolidation, purchase of stock or other equity interest, purchase of all or substantially all of the assets, or otherwise, any Person or business (the “Acquired Company”) that engages in the Covered Business; provided, that (i) such Covered Business constitutes less than 5% of the net revenues of the Acquired Company during the calendar year immediately preceding the consummation of the acquisition of the Acquired Company and (ii) Perrigo uses it reasonable best efforts to divest such Covered Business within six (6) months after such acquisition and in any event within twelve (12) months after such acquisition.

(d) During the Term, Perrigo shall not (and Perrigo shall cause its Affiliates not to) knowingly or intentionally, directly or indirectly, either for himself or any other Person, solicit or induce, or attempt to solicit or induce, any individual who is, at such time, an employee or independent contractor of PBM or any of their controlled Affiliates to terminate his, her, or its relationship with PBM or any of their controlled Affiliates or in any way interfere with or disrupt the relationship of PBM or any of their controlled Affiliates with any of their respective employees or independent contractors; provided, however, that the foregoing provision shall not preclude Perrigo and its Affiliates from (A) making good faith generalized solicitations for employees through advertisements or search firms and hiring any persons through such solicitations; provided, that Perrigo and its Affiliates do not encourage or advise such firm to approach any such employee and such searches are not targeted or focused on the employees of PBM or any of their controlled Affiliates, or (B) responding to or hiring any employee of PBM or any of their controlled Affiliates who contacts Perrigo or a Affiliate of Perrigo at his or her own initiative without any prior direct or indirect encouragement or solicitation (other than as permitted by clause (A) of this proviso).

(e) Perrigo shall not (and Perrigo shall cause its Affiliates not to) at any time disparage PBM or any of their controlled Affiliates to any Person or encourage any Person to not retain the services of PBM or any of their controlled

Affiliates. Nothing contained in this Section 3(e) shall (i) prohibit Perrigo or any of its Affiliates from asserting or enforcing any rights, claims or defenses any of them may have under the terms of the Merger Agreement or any of the other Transaction Documents, including pursuant to this Agreement or Article VIII or IX of the Merger Agreement, in each case, in connection with a court, arbitral or other similar proceeding, or (ii) prohibit Perrigo or any of its Affiliates from making statements they believe, upon advice of counsel, are required by applicable Law.

Section 4. Remedies and Further Acknowledgments.

(f) The parties to this Agreement recognize that irreparable harm would result from any breach by Perrigo or any of its Affiliates of any restrictive covenant contained in this Agreement and that monetary damages alone would not provide adequate relief for any such breach. Accordingly, in addition to any other remedy that may be available to PBM, if Perrigo or any of its Affiliates breaches or threatens to breach a restrictive covenant contained in this Agreement, PBM shall have the right, in addition to, and not in lieu of, any other rights and remedies that may be available to it, under law or in equity to apply to and obtain in any court of competent jurisdiction injunctive relief or other equitable relief to enjoin or restrain any failure to perform, violation or threatened violation by Perrigo or its Affiliates of any provision or obligation of this Agreement or to compel specific performance by Perrigo or its Affiliates of one or more of the provisions or its obligations under this Agreement. Perrigo and PBM furthermore agree that each party shall waive any requirement that any other party post any bond, guaranty or other surety in order to obtain any such injunction or specific performance.

(g) The parties acknowledge that the agreements herein are reasonable in all respects and necessary for the protection of PBM, and Perrigo acknowledges that PBM’s willingness to enter into the Merger Agreement is expressly conditioned on Perrigo’s undertaking and complying with the agreements in this Agreement. Perrigo acknowledges and agrees that the restrictions imposed by this Agreement as to time, geographical area, and scope (temporal or otherwise) of activity being restricted are reasonable and do not impose a greater restraint than is necessary to protect the goodwill or other business interests of PBM. Accordingly, Perrigo shall be bound by the restrictive covenants in this Agreement to the maximum extent permitted by Law, it being the intent and spirit of the parties that the foregoing shall be fully enforceable. The parties further agree, however, that if a court of competent jurisdiction determines that any of the provisions hereof are excessively broad as to duration, scope, or geographic area, such provision shall be deemed modified to permit enforcement to the maximum extent allowed by Law.

Section 5. Miscellaneous.

(h) Severability. If any provision or obligation of this Agreement or the application of any such provision or obligation (or portion thereof) to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or obligation hereof (or portion thereof).

(i) Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(j) Headings for Convenience Only. The headings contained in this Agreement are intended solely for the convenience of the parties to this Agreement and shall not be considered in interpreting or construing any of the provisions or obligations contained in this Agreement or affect such parties’ rights or privileges.

(k) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (a) personal delivery, (b) transmitter’s confirmation of a receipt of a facsimile transmission, (c) confirmed delivery by a standard overnight carrier of national reputation or when delivered by hand or (d) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

If to Perrigo, to:

Perrigo Company

515 Eastern Avenue

Allegan, MI 49010

Attn:	Todd W. Kingma
Fax:	269-673-1386

With copies to (which shall not constitute receipt of notice hereunder):

Morgan, Lewis & Bockius LLP

101 Park Avenue New York, NY 10178

Attn:	Robert G. Robison
R. Alec Dawson
Fax:	(212) 309-6001

If to PBM, to:

PBM Holdings, Inc.

204 North Main Street

Gordonsville, VA 22942

Attn:	Paul B. Manning
Fax:	(540) 832-0193

With copies to (which shall not constitute receipt of notice hereunder):

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036

Attn:	Paul T. Schnell
Kenneth M. Wolff
Fax:	(212) 735-2000

(l) Assignment. This Agreement and the rights hereunder are not assignable unless such assignment is consented to in writing by Perrigo and PBM. Subject to the preceding sentence, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights, privileges, and obligations of the parties hereunder may not be assigned, except that PBM may, at its option, assign this Agreement or one or more of its rights, privileges or obligations under this Agreement to an Affiliate of PBM or in connection with a transfer of all or substantially all of the assets or stock of PBM or a merger or consolidation of PBM with and into another company or other entity.

(m) Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

(b) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OBLIGATIONS HEREUNDER, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT WITHIN THE COUNTY OF NEW YORK, IN THE STATE OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE PARTIES IRREVOCABLY (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF THESE COURTS; (II) WAIVE ANY OBJECTIONS THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (I) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN

INCONVENIENT FORUM; (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT THEIR RESPECTIVE ADDRESSES PROVIDED IN ACCORDANCE WITH SECTION 6; AND (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. THE PARTIES HERETO IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR SUBSIDIARIES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION TO ENFORCE OR INTERPRET THE PROVISIONS OF THIS AGREEMENT.

(n) Attorney’s Fees. In the event of any action, suit or other proceeding concerning the negotiation, interpretation, validity, performance or breach of this Agreement, the prevailing party or parties shall be entitled to recover all of the reasonable costs and attorney fees incurred without reduction in preparation or in prosecution or defense of such action, suit or other proceeding, including any and all appeals or petitions relating thereto.

(o) No Third-Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies

Section 6. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties with respect to such subject matter.

Section 7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument binding upon all of the parties hereto notwithstanding the fact that all parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

PBM HOLDINGS, INC.

By:	/s/ Paul B. Manning
Name:	Paul B. Manning
Title:	President/CEO

PBM NUTRITIONALS, LLC

By:	/s/ Paul B. Manning
Name:	Paul B. Manning
Title:	President/CEO

PERRIGO COMPANY

By:	/s/ Joseph C. Papa
Name:	Joseph C. Papa
Title:	President and CEO